UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported) May 18, 2005


                          NATIONAL R.V. HOLDINGS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       0-22268                33-0371079
-----------------------------    -----------------------   --------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
      of incorporation)                                    Identification No.)

                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
-------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (909) 943-6007

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

____ Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

____ Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations And Financial Condition

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of National R.V. Holdings, Inc. (the "Company"), dated May 18, 2005, reporting the Company's financial results for the quarter ended March 31, 2005. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(c).  Financial Statements and Exhibits

99.1        Press Release of National R.V. Holdings, Inc. dated May 18, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                  NATIONAL R.V. HOLDINGS, INC.



                                  By:   /s/ THOMAS J. MARTINI
                                        Thomas J. Martini
                                        Chief Financial Officer



Date:  May 18, 2005

                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                                  Contact:
                                                         Thomas Martini, CFO or
                                       Donna Dolan, Director Investor Relations
                                                                    800.322.6007
                                                                     ir@nrvh.com



   NATIONAL R.V. HOLDINGS ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF
                                      2005


Perris, CA, May 18, 2005 - National R.V. Holdings, Inc. (NYSE: NVH), a leading manufacturer of recreational vehicles, today announced financial results for the quarter ended March 31, 2005, the first quarter of its fiscal year. The Company also announced today an additional restatement to its previously issued financial statements.

First Quarter of 2005 Results

Net sales for the first quarter of 2005 increased 22% to $125.6 million versus $103.1 million for the same quarter in 2004, which has been restated as further discussed below. The Company recorded a net loss for the first quarter of 2005 of $1.0 million, compared with net income of $1.2 million in the prior year's first quarter. The loss in the first quarter of 2005 corresponded to a diluted loss per share of $0.10 compared to diluted earnings per share of $0.12 in the first quarter of 2004. All of these amounts reflect results from continuing operations. In September 2004, the Company sold its travel trailer business, which was designated as a discontinued operation, and this business' results are excluded from the prior year's amounts.

In the first quarter of 2005, the gross profit margin from continuing operations was 4.2% compared to 6.9% in the first quarter of 2004, which has been restated as further discussed below. The decrease in gross profit margin in the first quarter of 2005 is the result of higher manufacturing overhead and warranty costs, and to a lesser degree, higher direct labor costs and increased discounts when compared to the first quarter of 2004.

Operating expenses from continuing operations for the first quarter of 2005 were $6.8 million, or 5.4% of net sales, compared to $5.1 million, or 5.0% of net sales for the first quarter of 2004. Higher selling expenses required to support the increased sales volume, increased marketing programs and higher costs related to compliance with the Sarbanes-Oxley Act, including increased personnel expenses, were the major contributors to the higher operating costs for the quarter.

"We are encouraged by the increase in demand that we have seen for our products," said Brad Albrechtsen, National R.V. Holdings' president and chief executive officer. "Sales this quarter resisted the downward trend that was expected by industry analysts as a result of the increases in fuel prices and declining consumer confidence. This quarter's increase in net sales marks National's seventh consecutive quarter with a year-over-year increase. The continued strength of the Company's `Highline' products, the addition of new dealers, the introduction of new product lines and improved dealer incentive programs have all contributed to the sales increase.

"However, we are seeing high inventory levels on dealer lots as we work through the second quarter," continued Albrechtsen. "These higher dealer inventories have caused us to reduce production rates and increase discounting in the current quarter, compared to the first quarter."

Additional Restatement

In a press release dated April 1, 2005, National reported that it was restating its previously reported financial information and that it was in the process of finalizing its review of the Company's 2004 financial statements and assessing its internal controls. While undergoing this review, the Company determined that an additional restatement is required in order to reflect the restatement of certain dealer sales incentives, which include rebates and floorplan interest reimbursement paid to dealers to promote the sale of product and retail sales incentives paid directly to dealer retail salespersons to promote the sale of the product and the return of sale and warranty information. The 2003 and 2002 statements of operations will be restated to reclassify these sales incentives from selling expenses to a reduction of revenue, as required by generally accepted accounting principles. As a result of this restatement, net sales, gross profit and selling expenses presented in the accompanying statements of operations have been reduced by $0.6 million in the first quarter of 2004 from what was previously reported. This adjustment has no impact on net (loss) income as previously reported.


The Company has not finalized its review of the 2004 financial statements and its assessment of internal controls. There can be no assurance that other financial statement issues will not arise. At this time the Company is working as quickly as possible to finalize its financial statements for the year ended December 31, 2004 and the quarter ended March 31, 2005 in order to file, as soon as practicable, its Form 10-K and Form 10-Q for these periods.


Conference Call Today

National R.V. Holdings will host a live webcast today to review first quarter results as well as other developments, May 18, 2005, at 2:00 p.m. EDT. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National R.V., Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Lexa and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or any failure to implement required new or improved controls; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


                                                       # # #

                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                                        Three-Months Ended
                                                                                             March 31,
                                                                                   2005                     2004
                                                                                                         (Restated)

Net sales                                                                            $ 125,625                 $103,146
Cost of goods sold                                                                     120,352                   96,053
                                                                            -------------------      -------------------
       Gross profit                                                                      5,273                    7,093
                                                                            -------------------      -------------------
Selling expenses                                                                         3,639                    2,707
General and administrative expenses                                                      3,196                    2,437
                                                                            -------------------      -------------------
       Operating (loss) income                                                          (1,562)                   1,949
Interest expense                                                                           277                       62
Other income                                                                              (109)                     (48)
                                                                            -------------------      -------------------
       (Loss) income from continuing operations
            before income taxes                                                         (1,730)                   1,935
(Benefit) provision for income taxes                                                      (689)                     720
                                                                            -------------------      -------------------
       (Loss) income from continuing operations                                         (1,041)                   1,215
                                                                            -------------------      -------------------
Loss from discontinued operations                                                            -                     (870)
Income taxes related to discontinued operations                                              -                      324
                                                                            -------------------      -------------------
Loss from discontinued operations, net of income taxes                                       -                     (546)
                                                                            -------------------      -------------------
Net (loss) income                                                                    $  (1,041)                   $  669
                                                                            ===================      ===================

Basic (loss) earnings per common share:
       Continuing operations                                                          $  (0.10)                  $ 0.12
       Discontinued operations                                                               -                    (0.05)
                                                                            -------------------      -------------------
       Total                                                                          $  (0.10)                  $ 0.07
                                                                            ===================      ===================

Diluted (loss) earnings per common share:
       Continuing operations                                                          $  (0.10)                  $ 0.12
       Discontinued operations                                                               -                    (0.06)
                                                                            -------------------      -------------------
       Total                                                                          $  (0.10)                  $ 0.06
                                                                            ===================      ===================

Weighted average number of shares:
       Basic                                                                            10,335                   10,190
       Diluted                                                                          10,335                   10,334
